Exhibit 10.6

AMENDMENT TO TRUST AGREEMENT

THIS AMENDMENT TO TRUST AGREEMENT made as of the 20th day of September, 2002.

BETWEEN:

STERLING GROUP VENTURES, INC., a company duly
incorporated under the laws of the State of Nevada and having an office at
Unit 35, 12880 Railway Avenue, Richmond, BC, V7E 6G4

(hereinafter called "Sterling")
OF THE FIRST PART

AND:

BRIAN C. DOUTAZ, businessman, having an office at Unit 35, 12880
Railway Avenue, Richmond, BC, V7E 6G4

(hereinafter called the "Trustee")
OF THE SECOND PART

WHEREAS: Doutaz and Sterling desire to amend that certain Option To Purchase And Royalty Agreement between Sterling and Mayan Minerals Ltd. dated May 31, 2002 to purchase and explore certain mineral claims in the Province of British Columbia;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual promises, covenants and agreements herein contained, the parties hereto agree as follows:

The Trust Agreement entered into between Doutaz and Sterling dated May 17, 2002 is hereby amended in relevant part to read as follows:

2.	TERMINATION

2.1	This Agreement will terminate on:
	(a)	January 01, 2006, unless on or before that date, Sterling terminates in writing that certain Option To Purchase And Royalty Agreement dated May 17, 2002 between Mayan Minerals Ltd., Brian C. Doutaz and Sterling Group Ventures, Inc.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

STERLING GROUP VENTURES, INC.

/s/ James M. Hutchison
Per:
by its Authorized Signatory

BRIAN C. DOUTAZ

/s/ Brian C. Doutaz